Exhibit 4.1
                                                    Form S-8 dated July 3 , 2001
                                                                   Praxair, Inc.


                   2002 PRAXAIR, INC. LONG TERM INCENTIVE PLAN

Section 1: Purpose. The purpose of the 2002 Praxair, Inc. Long Term Incentive Plan (hereinafter referred to as the "Plan") is to (a) advance the interests of Praxair, Inc. (the "Company") and its stockholders by providing incentives and rewards to those employees who are in a position to contribute to the long term growth and profitability of the Company; (b) assist the Company and its subsidiaries and affiliates in attracting, retaining, and developing highly qualified employees for the successful conduct of their business; and (c) make the Company's compensation program competitive with those of other major employers.

Section 2: Definitions.

                  2.1: A "Change in Control of the Company" shall be deemed to occur if any of the following circumstances shall occur:

                           (i) individuals who, on January 1, 2002, constitute the Board (the "Incumbent Directors") cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to January 1, 2002, whose election or nomination for election was approved by a vote of at least two-thirds of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination) shall be an Incumbent Director; provided, however, that no individual elected or nominated as a director of the Company initially as a result of an actual or threatened election contest with respect to directors or any other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board shall be deemed an Incumbent Director;

                           (ii) any "person" (as such term is defined in Section 3(a)(9) of the Securities Exchange Act of 1934 (the "Exchange Act") and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) is or becomes a "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities eligible to vote for the election of the Board (the "Company Voting Securities"); provided, however, that the event described in this paragraph (ii) shall not be deemed to be a Change in Control by virtue of any of the following acquisitions: (A) by the Company or any Subsidiary; (B) by any employee benefit plan sponsored or maintained by the Company or Subsidiary; (C) by any underwriter temporarily holding securities pursuant to an offering of such securities; (D) pursuant to a Non-Qualifying Transaction (as defined in paragraph (iii)); or (E) pursuant to any acquisition by a Participant (as defined in Section 2.11) or any group of persons including a Participant (or any entity controlled by a Participant or any group of persons including a Participant);

                           (iii) the consummation of a merger, consolidation, share exchange or similar form of corporate transaction involving the Company or any of its Subsidiaries that requires the approval of the



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         Company's stockholders, whether for such transaction or the issuance of securities in the transaction (a "Business Combination"), unless immediately following such Business Combination: (A) more than 50% of the total voting power of: (x) the corporation resulting from such Business Combination (the "Surviving Corporation"); or (y), if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of 100% of the voting securities eligible to elect directors of the Surviving Corporation (the "Parent
         Corporation"), is represented by Company Voting Securities that were outstanding immediately prior to such Business Combination (or, if applicable, shares into which such Company Voting Securities were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Company Voting Securities among the holders thereof immediately prior to the Business Combination; (B) no person (other than any employee benefit plan sponsored or maintained by the Surviving Corporation or the Parent Corporation), is or becomes the beneficial owner, directly or indirectly, of 20% or more of the total voting power of the outstanding voting securities eligible to elect directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation); and (C) at least a majority of the members of the board of directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) were Incumbent Directors at the time of the Board's approval of the execution of the initial agreement providing for such Business Combination (any Business Combination which satisfies all of the criteria specified in (A), (B) and (C) above shall be deemed to be a "Non-Qualifying Transaction"); or

                           (iv) The stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or a sale of all or substantially all of the Company's assets.

                  Notwithstanding the foregoing, a Change in Control of the Company shall not be deemed to occur solely because any person acquires beneficial ownership of more than 20% of the Company Voting Securities as a result of the acquisition of Company Voting Securities by the Company which reduces the number of Company Voting Securities outstanding; provided, that if after such acquisition by the Company such person becomes the beneficial owner of additional Company Voting Securities that increases the percentage of outstanding Company Voting Securities beneficially owned by such person, a Change in Control of the Company shall then occur.

                  2.2: "Code" means the Internal Revenue Code of 1986, as now or hereafter amended.

                  2.3: "Committee" shall mean the Compensation and Management Development Committee of the Board of Directors of the Company or such other Committee appointed by the Board for the purpose of administering this Plan comprising two or more members of the Board who are "non-employee" directors within the meaning of Rule 16b-3 under the Exchange Act.


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                  2.4: "Disability" means a Participant's inability to engage in any substantial gainful activity because of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted, or can be expected to last, for a continuous period of six months or longer.

                  2.5: "Eligible Employee" means any employee of the Company or of a participating Subsidiary or Affiliate of the Company except those union-represented employees where no agreement has been reached with their collective bargaining representative for their participation in this Plan. No "Eligible Employee" shall be a member of the Committee.

                  2.6: "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

                  2.7: "Executive Officer" shall mean an Executive Officer of the Company, as such term is defined within the meaning of the Exchange Act or for purposes of Section 16 of the Exchange Act.

                  2.8: "Incentive Stock Option" means any stock option granted pursuant to this Plan which is designated as such by the Committee and which complies with Section 422 of the Code.

                  2.9: "Market Price" is the mean of the high and low prices of the Common Stock of the Company as reported in the New York Stock
Exchange-Composite Transactions on the date for which a Market Price is to be determined under this Plan (or on the next preceding day such Stock was traded on a stock exchange included in the New York Stock Exchange-Composite Transactions if it was not traded on any such exchange on such date).

                  2.10: "Non-Qualified Stock Option" means any stock option granted pursuant to this Plan which is not an Incentive Stock Option.

                  2.11: "Participant" shall mean an individual selected to participate in the Plan pursuant to Section 3.

                  2.12: "Performance Award" shall mean a payment pursuant to
Section 8 herein.


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                  2.13: "Restricted Stock" means Stock of the Company subject to restrictions on the transfer of such Stock, conditions for forfeiture of such Stock, or any other limitations or restrictions as determined by the Committee.

                  2.14: "Retirement" shall mean termination of employment with the Company or a Subsidiary or Affiliate, other than for cause, with the right to receive immediately a non-actuarially reduced pension under the Company's Retirement Program; provided, however, that if the Participant is employed by a foreign affiliate of the Company and/or is not eligible to participate in the Company's Retirement Program, "Retirement" shall mean termination of employment with the Company or a Subsidiary or Affiliate, other than for cause, after the Participant has: (i) attained age 65; (ii) attained age 62 and completed at least 10 years of employment with the Company; or (iii) accumulated 85 points, where each year of the Participant's age and each year of employment with the Company count for one point.

                  2.15: "Stock" shall mean the Common Stock, $0.01 par value, of the Company.

                  2.16: "Subsidiary" and "Affiliate" of the Company each shall mean any entity in which the Company has a 50% or greater ownership interest, directly or indirectly.

Section 3: Participation. The Participants in the Plan ("Participants") shall be those Eligible Employees who are selected to participate in the Plan by the Committee. Any Eligible Employee, or each member of any group of Eligible Employees, to whom the Committee by resolution has granted an award (or as to whom the Committee has delegated to the Chief Executive Officer the right to allocate awards pursuant to Section 4) shall be deemed a Participant with respect to such award.

Section 4: Administration. The Plan shall be administered and interpreted by the Committee, which shall have sole authority to make rules and regulations for the administration of the Plan. The interpretations and decisions of the Committee with regard to the Plan shall be final and conclusive and binding upon all Participants. The Committee may request advice or assistance or employ such persons


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(including without limitation, legal counsel and accountants) as it deems necessary for the proper administration of the Plan. The Committee shall: (i) determine the number and types of awards to be made under the Plan; (ii) select the awards to be made to Participants; (iii) set the exercise price, the number of options to be awarded, and the number of shares to be awarded out of the total number of shares available for award; (iv) delegate to the Chief Executive Officer of the Company the right to allocate awards among Eligible Employees who are not Executive Officers of the Company, such delegation to be subject to such terms and conditions as the Committee in its discretion shall determine; (v) establish administrative regulations to further the purpose of the Plan; and
(vi) take any other action desirable or necessary to interpret, construe or implement properly the provisions of the Plan.

Section 5: Awards.

                  5.1: Types of Awards. Awards under this Plan may be in any of the following forms (or a combination thereof): (i) stock option awards; (ii) grants of Stock or Restricted Stock; or (iii) Performance Awards. All awards shall be made pursuant to award agreements between the Participant and the Company. The agreements shall be in such form as the Committee approves from time to time.

                  5.2: Maximum Amount Available. The total number of shares of Stock (including Restricted Stock, if any) optioned or granted under this Plan during the term of the Plan shall not exceed 7,900,000 shares. Solely for the purpose of computing the total number of shares of stock optioned or granted under this Plan, there shall not be counted: (i) any shares which have been forfeited; (ii) any shares covered by an option which, prior to such computation, has terminated in accordance with its terms or has been cancelled by the Participant or the Company; and (iii) any shares otherwise deliverable to a Participant or his/her transferee upon exercise of an option, or upon the grant or vesting of a Stock Award (as defined in Section 7.1), which are withheld by the Company in order to satisfy tax withholding or exercise price obligations. In addition, there shall be credited to the number of authorized shares remaining for grant or option under this Plan, any share which is delivered to the Company by a Participant or his/her transferee in satisfaction of tax withholding or exercise payment obligations.



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                  5.3: Adjustment in the Event of Recapitalization, etc. In the
event of any change in the outstanding shares of the Company by reason of any stock split, stock dividend, recapitalization, merger, consolidation, combination or exchange of shares or other similar corporate change or in the event of any special distribution to the stockholders, the Committee shall make such equitable adjustments in the number of shares and prices per share applicable to options then outstanding and in the number of shares which are available thereafter for Stock Option Awards (as defined in Section 6.1) or other awards, both under the Plan as a whole and with respect to individuals and award type, as the Committee determines are necessary and appropriate. Any such adjustment shall be conclusive and binding for all purposes of the Plan.

Section 6:  Stock Options.

                  6.1: Award Types. The Company may award options to purchase the Common Stock of the Company (hereinafter referred to as "Stock Option Awards") to such Participants as the Committee (or the Chief Executive Officer of the Company, if the Committee in its discretion delegates the right to allocate awards pursuant to Section 4) authorizes and under such terms as the Committee establishes. The Committee shall determine with respect to each Stock Option Award, and designate in the grant, whether a Participant is to receive an Incentive Stock Option or a Non-Qualified Stock Option.

                  6.2: Per-Participant Limits. The maximum number of shares of Stock with respect to which Stock Option Awards may be granted under this Plan during any calendar year to any Participant is 500,000 except in the case of a multi-year grant, in which case the maximum number of shares for the Participant shall be 500,000 times the number of years during which the Participant is not to receive any additional grants of Stock Option Awards.

                  6.3: Exercise Price. The exercise price of each share of Stock subject to a Stock Option Award shall be specified in the grant, but in no event shall the exercise price be less than the closing price of the Common Stock of the Company on the date the award is granted as reported in the New York Stock


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Exchange-Composite Transactions. If the Participant to whom an Incentive Stock
Option is granted owns, at the time of the grant, more than ten percent (10%) of the combined voting power of the Participant's employer or a parent or subsidiary of the employer, the exercise price of each share of Stock subject to such grant shall be not less than one hundred ten percent (110%) of the closing price described in the preceding sentence.

                  6.4: Repricing. Without the prior approval of the Company's shareholders, (a) the exercise price of any Stock Option Award granted pursuant to this Plan shall not be changed following the date of its grant, other than such equitable changes as may arise in connection with the adjustments permitted under Section 5.3 and no Stock Option Award may be cancelled and replaced with a new Stock Option Award with a lower exercise price where the economic effect would be the same as reducing the exercise price of the cancelled option.

                  6.5:   Transferability.

                  (a) Stock Option Awards shall not be transferable by the Participant other than:

                         (i) In the case of the Participant's death, pursuant to
                  the beneficiary designation then on file with the Company, or, in the absence of such a beneficiary designation (or if the designated beneficiary has pre-deceased the Participant), by will or the laws of descent and distribution (in which case the Company without liability to any other person, may rely on the directions of the executor or administrator of the Participant's estate with respect to the disposition or exercise of such options);

                         (ii) In the Committee's discretion, the terms of a
                  Non-Qualified Stock Option may permit the Participant to transfer the Stock Option Award to (w) his or her spouse, children (including by adoption), stepchildren or grandchildren (referred to herein as the Participant's "Family Members"), (x) a trust or trusts for the exclusive benefit of such Family Members, (y) a partnership in which such Family Members are the only partners, or (z) such other persons or


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                  entities as the Committee may approve on a case-by-case basis;
                  or
                         (iii) In the case of a transferee's death, to his/her
                  estate without rights to further distribution.

                  (b) Any transfer pursuant to this Section 6.5 shall be subject to the following:

                         (i) there may be no consideration for any such
                  transfer;
                         (ii) the stock option agreement pursuant to which such
                  Stock Option Award is granted must be approved by the Committee, and must expressly provide for transferability in a manner consistent with this Section 6.5; and
                         (iii) subsequent transfers of transferred Stock Option
                  Awards shall be prohibited except those in accordance with this Section 6.5.

                  (c) Following transfer, any transferred Stock Option Award shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer. The events of death, Disability, Retirement and termination of employment with respect to an outstanding Stock Option Award shall be in relation to the original grantee Participant notwithstanding an earlier transfer of the Stock Option Award. Following such events, the Stock Option Award shall be exercisable by the transferee only to the extent and for the periods specified in Sections 6.7 and 6.8 hereof.

                  6.6: Duration of Stock Option Awards. A Stock Option Award by its terms shall be of no more than ten (10) years' duration, except that an Incentive Stock Option granted to a Participant who, at the time of the grant, owns Stock representing more than ten percent (10%) of the combined voting power of the Participant's employer or a parent or subsidiary of the employer shall by its terms be of no more than five (5) years' duration.


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                  6.7: Initial Vesting. A Stock Option Award by its terms shall be exercisable only after the earliest of:

                         (i) such period of time as the Committee shall
                  determine and specify in the grant, but in no event less than one year following the date of grant of such award;

                         (ii) the Participant's death, Disability or Retirement;

                         (iii) the termination by the Company of the
                  Participant's employment other than for cause; or

                         (iv) a Change in Control of the Company.

                  6.8: Exercise Period. A Stock Option Award is only exercisable by a Participant (or, if the Stock Option Award has been duly transferred pursuant to Section 6.5, the transferee) while the Participant is in active employment with the Company, or its Subsidiary or Affiliate, except:

                         (i) in the case of a Participant's death, the Stock
                  Option Award shall remain exercisable by the transferee of the award during a three (3) year period following the date of death;

                         (ii) in the case of a Participant's Retirement or
                  Disability, the Stock Option Award shall remain exercisable during the original grant duration as specified in the grant agreement;

                         (iii) in the case of termination by the Company of the
                  Participant's employment other than for cause, the Stock Option Award shall remain exercisable during a three (3) year period commencing on the effective date of such termination ;

                         (iv) in the case of termination by the Participant or
                  the Company, of the Participant's employment within two (2) years after a Change in Control of the Company, unless such termination of employment is for cause, the Stock Option Award shall remain exercisable during a three-year period commencing on the effective date of termination; or



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                         (v) if the Committee decides that it is in the best
                  interest of the Company to permit individual exceptions.

In no event may a Stock Option Award be exercised after its expiration date.

                  For purposes of this Plan, the employment of individuals employed by a Subsidiary or Affiliate of the Company shall be deemed to have been terminated by the Company at such time as the Company ceases to hold, either directly or indirectly, at least 50% of the total ownership interests of the entity.

                  6.9: Manner of Exercise. A Stock Option Award may be exercised by the Participant (or, if the Stock Option Award has been duly transferred pursuant to Section 6.5, the transferee) with respect to part or all of the shares subject to the option by giving written notice to the Company or its designee of the exercise of the option according to such procedures as the Vice President, Human Resources may establish.

                  6.10: Payment of Exercise Price. The exercise price for the shares for which an option is exercised shall be paid by the exercisor within ten (10) business days after the date of exercise and the terms of the Stock Option Award may provide that the exercise price may be paid:

                  (a) in cash;

                  (b) in whole shares of Common Stock of the Company owned by the exercisor prior to exercising the option;

                  (c) by having the Company withhold shares that otherwise would be delivered to the exercisor pursuant to the exercise of the option in an amount equaling in value the exercise price;

                  (d) in a combination of either cash and delivery of shares, or cash and withholding of shares; or

                  (e) by whatever other means the Committee may deem appropriate.

The Company shall establish procedures in connection with payments pursuant to
(b), (c), (d), and (e) above, to ensure that the Plan does not become subject to


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variable accounting by virtue of such payment methods. The value of any share of
Common Stock delivered or withheld in payment of the exercise price shall be its Market Price on the date the option is exercised.

                  6.11: Limits on Incentive Stock Options. The aggregate fair market value of all shares of Stock with respect to which Incentive Stock Options are exercisable for the first time by a Participant in any one calendar year, under this Plan or any other stock option plan maintained by the Company (or by any subsidiary or parent of the Company), shall not exceed $100,000. The fair market value of such shares of Stock shall be the mean of the high and low prices of the common Stock of the Company as reported in the New York Stock Exchange-Composite Transactions on the date the related Stock Option Award is granted (or on the next preceding day such Stock was traded on a stock exchange included in the New York Stock Exchange-Composite Transactions if it was not traded on any such exchange on the date the related stock option is granted).

                  6.12: Payment of Taxes. To enable the Company to meet any applicable federal, state or local withholding tax requirements arising as a result of the exercise of a Stock Option Award, whether exercised by the Participant or his/her transferee, a Participant or the Participant's estate shall pay to the Company the amount of tax to be withheld, or may elect to satisfy such obligation:

                  (a) by delivering to the Company other shares of Common Stock of the Company owned by the Participant prior to exercising the option;

                  (b) by making a payment to the Company consisting of a combination of cash and such shares of Common Stock; or

                  (c), if the exercisor is the grantee Participant, by having the Company withhold shares that otherwise would be delivered to the Participant pursuant to the exercise of the option for which the tax is being withheld, provided that withholding by such method shall be limited to the minimum required applicable tax withholding.

Such an election shall be made in such manner as may be prescribed by the Committee and the Committee shall have the right, in its discretion, to



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disapprove such election. Any such election must be made prior to the date to be used to determine the tax to be withheld and shall be irrevocable. The value of any share of Common Stock to be withheld by the Company or delivered to the Company pursuant to this Section 6.12 shall be the Market Price on the date used to determine the amount of tax to be withheld.

Section 7:  Grants of Stock.

                  7.1: Award Types. The Committee may grant, either alone or in addition to other awards granted under the Plan, shares of Stock or Restricted Stock (hereinafter referred to as a "Stock Award") to such Participants as the Committee (or the Chief Executive Officer of the Company, if the Committee in its discretion delegates the right to allocate awards pursuant to Section 4) authorizes and under such terms as the Committee establishes. The Committee, in its discretion, may also make a cash payment to a Participant granted shares of Stock or Restricted Stock under the Plan to allow such Participant to satisfy tax obligations arising out of receipt of the Stock or Restricted Stock. Alternatively, the terms of the Stock or Restricted Stock grant may allow for the Participant to satisfy tax withholding obligations by the means set forth in
Section 7.7.

                  7.2: Aggregate and Individual Limits. Notwithstanding any provision in this Plan to the contrary, the combined number of shares granted under the Plan pursuant to Stock Awards or Performance Awards shall not exceed 20% of the maximum number of shares of Stock available for award under this Plan as provided in Sections 5.2 and 5.3. In addition, no more than 100,000 shares as a Stock Award shall be granted to one individual in a calendar year unless pursuant to a multi-year award. Grants of Stock other than Restricted Stock shall only be made in lieu of salary or cash bonus.

                  7.3: Vesting Periods. A grant of Restricted Stock pursuant to this Section 7 shall be subject to a minimum vesting period of at least three
(3) years, or such longer period as the Committee, in its sole discretion, may determine. Notwithstanding the foregoing, the Committee may grant shares of Restricted Stock with a vesting period of at least two (2) years, or such longer period as the Committee, in its sole discretion, may determine, so long as vesting is based on performance criteria.



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                  7.4: Rights as a Stockholder. The Participant shall have, with respect to Restricted Stock, all of the rights of a stockholder of the Corporation, including the right to vote the shares and the right to receive any dividends, unless the Committee shall otherwise determine.

                  7.5: Transferability. Restricted Stock may not be sold or transferred by the Participant until any restrictions that have been established by the Committee have lapsed.

                  7.6: Forfeiture. Upon a termination by the Participant or the Company, of the Participant's employment for any reason during the period any restrictions are in effect, all Restricted Stock held by the Participant shall be forfeited without compensation to the Participant unless the Committee decides that it is in the best interest of the Company to permit individual exceptions.

                  7.7: Payment of Taxes. To enable the Corporation to meet any applicable federal, state or local withholding tax requirements arising as a result of the grant or vesting of a Stock Award, the Participant shall pay the Corporation the amount of tax to be withheld or may elect to satisfy such obligation:

                   (a) by having the Corporation withhold shares that otherwise would be delivered to the Participant pursuant to the granting or vesting of a Stock Award for which the tax is being withheld;

                  (b) by delivering to the Corporation other shares of Common Stock of the Corporation owned by the Participant prior to the grant or vesting of a Stock Award; or

                  (c) by making a payment to the Corporation consisting of a combination of cash and such shares of Common Stock.

Such an election shall be made prior to the date to be used to determine the tax to be withheld. The value of any share of Common Stock to be withheld by the Corporation or delivered to the Corporation pursuant to this Section 7 shall be the Market Price on the date used to determine the amount of tax to be withheld.


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Section 8: Performance Awards.

                  8.1: Award Types. The Committee may grant, either alone or in addition to other awards granted under the Plan, awards of Stock and other awards that are valued in whole or in part by reference to, or are otherwise based on, the market value of the Common Stock, or other securities of the Company ("Performance Awards") to such Participants as the Committee (or the Chief Executive Officer of the Company, if the Committee in its discretion delegates the right to allocate awards pursuant to Section 4) authorizes and under such terms as the Committee establishes. Performance Awards may be paid in Common Stock, Restricted Stock or other securities of the Company, cash or any other form of property as the Committee shall determine.

                  8.2: Terms and Conditions of Awards. Performance Awards shall entitle the Participant to receive an award if the measures of performance established by the Committee are met. The measures of performance shall be established by the Committee in its absolute discretion. The Committee shall determine the times at which Performance Awards are to be made and all conditions of such awards.

                  8.3: Aggregate and Individual Limits. Notwithstanding any provision in this Plan to the contrary, the combined number of shares granted under this Plan pursuant to Performance Awards or Stock Awards shall not exceed 20% of the maximum number of shares of Stock available for award under this Plan as provided in Sections 5.2 and 5.3. In addition, no more than 100,000 shares pursuant to any Performance Awards shall be granted to one individual in a calendar year unless pursuant to a multi-year award.

                  8.4: Transferability. The Participant shall not be permitted to sell, assign, transfer, pledge or otherwise encumber shares received pursuant to this Section 8 prior to the date on which any applicable restriction or performance period established by the Committee lapses.

                  8.5: Payment of Taxes. To enable the Corporation to meet any applicable federal, state or local withholding tax requirements arising as a


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result of the vesting or payment of Performance Awards, a Participant shall pay the Corporation the amount of tax to be withheld or may elect to satisfy such obligation:

                  (a) by having the Corporation withhold shares that otherwise would be delivered to the Participant pursuant to the vesting or payment of Performance Awards for which the tax is being withheld;

                  (b) by delivering to the Corporation other shares of Common Stock of the Corporation owned by the Participant prior to the vesting or payment of Performance Awards; or

                  (c) by making a payment to the Corporation consisting of a combination of cash and such shares of Common Stock.

Such an election shall be made prior to the date used to determine the tax to be withheld. The value of any share of Common Stock to be withheld by the Corporation or delivered to the Corporation pursuant to this Section 8.5 shall be the Market Price on the date used to determine the amount of tax to be withheld.

Section 9:  General Provisions.

                  9.1: Assignment. Subject to the provisions of Section 6.5, if applicable, any assignment or transfer of any awards without the written consent of the Company shall be null and void.

                  9.2: No Trust. Nothing contained herein shall require the Company to segregate any monies from its general funds, or to create any trusts, or to make any special deposits for any immediate or deferred amounts payable to any Participant for any year.

                  9.3: No Right to Employment. Participation in this Plan shall not affect the Company's right to discharge a Participant.

                  9.4:   Cancellation and Rescission of Awards.
                  (a) The Committee shall have the discretion with respect to any award granted under this Plan to establish upon its grant conditions under which: (i) the award may be later forfeited, cancelled, rescinded, suspended, withheld or otherwise limited or restricted; or (ii) gains realized by the



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grantee in connection with an award or an award's exercise may be recovered;
provided that such conditions and their consequences are: (A) clearly set forth in the grant agreement or other grant document; and (B) fully comply with applicable laws. These conditions may include, without limitation, actions by the Participant which constitute a conflict of interest with the Company, are prejudicial to the Company's interests, or are in violation of any non-compete agreement or obligation, any confidentiality agreement or obligation, the Company's applicable policies or the Participant's terms and conditions of employment.

                  (b) The Committee may require, upon exercise, payment or delivery pursuant to an award, that the Participant certify in a manner acceptable to the Company that he or she is in compliance with the terms and conditions of the award grant.

Section 10:  Amendment, Suspension, or Termination.

                  10.1: The Board of Directors may suspend, terminate, or amend the Plan, including, but not limited to, such amendments as may be necessary or desirable resulting from changes in the federal income tax laws and other applicable laws, but may not, without the affirmative vote of a majority of all votes duly cast on the matter at a meeting of the stockholders of the Company (provided that the total votes cast on the matter represent over 50% of the shares entitled to vote on the matter): (a) increase the total number of shares of Stock that may be optioned or granted under this Plan; or (b) amend Section
6.4 with respect to re-pricing of Stock Option Awards.

                  10.2: It is the Company's intent that the Plan comply in all respects with Rule 16b-3 under the Exchange Act and any related regulations. If any provision of this Plan is later found not to be in compliance with such Rule and regulations, the provisions shall be deemed null and void. All grants to, and exercises of options by Executive Officers under this Plan shall be executed in accordance with the requirements of Section 16 of the Exchange Act and regulations promulgated thereunder.



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Section 11:  Governing Law.

                  The validity, construction and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Connecticut and applicable federal law.

Section 12:  Effective Date and Duration of the Plan.

                  This Plan shall be effective as of January 1, 2002. No award shall be granted under this Plan on or after January 1, 2012.














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